                                   FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT                                       COMMISSION FILE NO.
JULY 30, 1996                                              0-13920


                     SYSTEMS TECHNOLOGY ASSOCIATES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            FLORIDA                                             54-0802071
(STATE OR OTHER JURISDICTION OF                          (IRS EMPLOYER I.D. NO.)
INCORPORATION OR ORGANIZATION)


                               14 BRYANT COURT
                          STERLING, VIRGINIA  20166
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                (703) 471-8000
                       (REGISTRANT'S TELEPHONE NUMBER)



ITEM 5. OTHER EVENTS

Systems Technology Associates, Inc. reached an agreement with its former President, Marvin S. Friedland and his solely owned consulting firm, Metrology, Inc. for them to: 1)sell their combined 661,254 common stock shares back to the Company and an investment group; 2)to sell back to the Company and have retired all the 2,000 shares of $50 preferred stock and 3)to extinguish debt and accrued interest in the amount of $112,917. The agreement is contingent upon raising $50,000 in cash and providing non-interest bearing notes of $26,000. The Company stated that this is a major step in its plan to reduce debt and create a more positive financial condition for growth and to be able to attract new management.

                                  SIGNATURE

Pursuant to the requirement of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   7/30/96                     BY: /s/ TERRY A. SCOTT
        -----------                      ---------------------
                                         Chairman of the Board